Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 11, 2021, relating to the financial statements of DivvyPay, Inc. appearing in the Current Report on Form 8-K/A of Bill.com Holdings, Inc. filed on August 16, 2021.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah

September 9, 2021